UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2023, Appreciate Holdings, Inc. (the “Company”) and Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP (collectively “Meteora”) entered into an amendment of the Assignment and Novation Agreement between the parties dated November 21, 2022 (the “Amendment”).  The Amendment revised the Reset Price applicable to the sale of shares of Series A Common Stock acquired by Meteora to be the greater of (i) $1.50 and (ii) the VWAP Price of the Shares of the last ten (10) trading days of the prior calendar month, in no case higher than $5.00.  The Company also waived its rights to any additional Prepayment Shortfall amounts which would otherwise have been due upon the satisfaction of certain conditions. All other terms and conditions of the agreement, as amended remain in full force and effect.

The foregoing description of the Amendment is qualified by reference to the full text of the form of Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 25, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing preliminary results for the Company’s year ended December 31, 2022.

In addition, between April 17, 2023 and April 20, 2023, the Company sold an additional USD $870,000 aggregate principal amount of convertible debentures to four (4) accredited investors (the “Debentures”). The investors paid USD $290,000 to acquire the debentures (a 67% original issue discount) and the purchasers included Directors M. Joe Beck and the Company’s CEO and Director prior to the business combination Thomas Hennessey. In connection with the issuance of the additional Debentures, the Company issued to the investors warrants to purchase an aggregate of 116,000 shares of Class A Common Stock of the Company, $0.0001 par value. The warrants are immediately exercisable at an exercise price of $5.00 per share and include a cashless exercise provision. The warrants expire five (5) years from the date of issuance. The documents entered into with respect to the additional investments were identical to the form of agreements filed with the Current Report on Form 8-K filed on March 31, 2023 announcing the transaction.

The Company has recently faced certain economic headwinds and liquidity constraints that have created challenges for operations. We have experienced a number of setbacks and unexpected challenges, including a continuously increasing interest rate environment that has dampened industry demand for certain of our services. Our operations have not yet established a consistent record of covering our operating expenses. As of April 24, 2023, we had approximately $0.1 million of cash and cash equivalents on our balance sheet. As of April 24, 2023, we had outstanding indebtedness in principal amount of $13.0 million.

We are engaged in ongoing discussions with our senior secured lender, St. Cloud Capital Partners III SBIC, LP (“St. Cloud”) regarding our compliance with the terms of the Company’s secured loan facilities with St. Cloud and our plan to address our liquidity challenges and pay off our obligations to St. Cloud, which mature at the end of this year. We are actively working to resolve our current liquidity challenges by engaging in discussions with certain parties regarding additional sources of capital to fund our short-term and long-term capital needs. Depending upon the results of these efforts, we may explore selling assets or seek potential additional debt or equity financing to fund these obligations. Further, the terms of our secured credit facilities with St. Cloud contain certain restrictions, including maintenance of certain financial and liquidity ratios and minimums, and certain restrictions on future issuances of equity and debt. If we are unable to raise additional capital, comply with the obligations under our existing secured facilities, and reach agreement with St. Cloud, there is a risk that we could receive a notice of default and could be required to discontinue or significantly reduce the scope of our operations, including through the sale of our assets, if no other financing options are available. St. Cloud has told the Company that they believe various defaults may exist under certain of the Company’s debt documents, but has not yet sent any notices of default.  The Company disputes many of the positions being taken by St. Cloud, but is in active dialogue with them to resolve these differences and enter into a comprehensive set of agreements to resolve these issues

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Due to a miscommunication, our March 31, 2023 8-K incorrectly stated that the Company had entered into a Subordination Agreement with St. Cloud in connection with the issuance of the prior Debentures.  The Subordination Agreement was not signed at the time, and, as described above, the Company remains in ongoing discussions with St. Cloud regarding a comprehensive agreement that, if successful, we expect would include entry into a form of subordination agreement and consent to the Debentures.  St. Cloud’s consent is required in order for the Debentures to qualify as permitted debt under certain of the loan documents. Accordingly, the issuance of the Debentures was not compliant with certain of our secured credit facilities and, unless St. Cloud consents, could mature into an Event of Default upon our receipt of notice from St. Cloud and the passage of 30 days thereafter.

This disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of Letter Agreement between Appreciate Holdings, Inc. and Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP Security Agreement dated as of April 25, 2023
99.1	Press Release Dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: April 25, 2023	By:	/s/ Christopher Laurence
	Name: Title:	Christopher Laurence Chief Executive Officer

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